Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
NOBLE CORPORATION
TIME-VESTED RESTRICTED STOCK UNIT AWARD
Emergence Grant
THIS INSTRUMENT (this “Instrument”), made effective as of the 19th day of February, 2021 (the “Effective Date”) by Noble Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”) evidences the time-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to ____________ (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.
W I T N E S S E T H:
WHEREAS, the committee (the “Committee”) acting under the Noble Corporation 2021 Long-Term Incentive Plan (the “Plan”) has determined that it is desirable to award time-vested Restricted Stock Units to Employee pursuant to the Plan; and
WHEREAS, pursuant to the Plan, the Committee has determined that the time-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument;
NOW, THEREFORE, the award of time-vested Restricted Stock Units is hereby granted to Employee as follows:
1.    Time-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards ______ Restricted Stock Units (the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Employee effective as of the Effective Date and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Employee without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares.
2.    Vesting and Forfeiture. Except as set forth in Section 3 of this Instrument, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate in accordance with the provisions of the attached Schedule I, provided that Employee remains continuously employed by the Company or an affiliate from the Effective Date to the applicable date of vesting. Any Awarded Restricted Stock Units that have not already vested shall be forfeited by Employee upon the termination of Employee’s employment with the Company or an affiliate for any reason other than death or Disability. For purposes of this Instrument, transfers of employment without interruption of service between or among the Company and any of its affiliates shall not be considered a termination of employment.

Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
3.    Acceleration of Vesting. All of the Awarded Restricted Stock Units that have not already vested shall become fully vested and no longer subject to any forfeiture restrictions under this Instrument if Employee’s employment with the Company or an affiliate terminates by reason of the death or Disability of Employee.
4.    Allotment and Issuance of Shares. As soon as practicable following the date any Awarded Restricted Stock Unit vests (but no later than 60 days after vesting occurs), the Company shall, subject to Section 7(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. Shares issued pursuant to this Instrument may not be registered under the United States Securities Act of 1933, and the issuance of Shares under this Instrument is subject to any restrictions or conditions required by the Committee pursuant to Section 15 of the Plan.
5.    No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.
6.    Dividend Equivalents. In connection with the Awarded Restricted Stock Units the Company hereby awards to Employee Dividend Equivalents with respect to any cash dividends payable with respect to the Shares. Such cash Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units, and shall be payable in the form of a number of Shares (rounded down to nearest whole Share) equal to the amount of such cash Dividend Equivalents divided by the Fair Market Value of a Share at vesting. Accordingly, the right to receive such cash Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to this Instrument.
7.    Arrangements and Procedures Regarding Withholding Taxes.
(a)    Employee shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (i) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the Dividend Equivalents or the payments made with respect thereto.
(b)    Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 7(c), any obligation of Employee under Section 7(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii) such Shares or rights shall be valued at the

Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.
(c)    The Committee may determine, after the Effective Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 7(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 7(a).
(d)    If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 7(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under such Section 7(a).
8.    Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.
9.    Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.
10.    Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.
11.    Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
12.    Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.
13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
(a)    If to the Company, when delivered by hand or mail (registered or certified mail with postage prepaid) to:
Noble Services Company LLC
13135 Dairy Ashford Rd. #800
Sugar Land, TX 77478
Attention: Corporate Secretary
Email: Legal@noblecorp.com

(b)    If to Employee, when delivered by hand or mail (registered or certified mail with postage prepaid) to:
The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 13, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.
14.    Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
15.    Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.
16.    Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
17.    References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”
18.    Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from

Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
the Company or an affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.
19.    Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.
IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.
NOBLE CORPORATION

William E. Turcotte
    Senior Vice President, General Counsel
    and Corporate Secretary

Time-Vested RSU Form – Non-Officers                        Exhibit 10.17
SCHEDULE I
NOBLE CORPORATION
VESTING PERIODS
FOR AWARD OF TIME-VESTED RESTRICTED STOCK UNITS
The Committee has determined that the following specified vesting time periods shall be applicable to the Awarded Restricted Stock Units awarded pursuant to this Instrument:
Vesting Periods

(i)    One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on February 5, 2022; and

(ii)    One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on February 5, 2023; and

(iii)    One-third of the Awarded Restricted Stock Units shall vest and no longer be subject to forfeiture on February 5, 2024.

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